SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                                  FORM 8-K
                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



              Date of Report (Date of earliest event reported):
                               June 19, 1998


                                 NBTY, INC.
             --------------------------------------------------
             (Exact name of registrant as specified in charter)


              DELAWARE             0-10666           11-2228617
           ---------------       -----------       --------------
           (State or other       (Commission        (IRS Employer
           jurisdiction of        File No.)        identification
           incorporation)                              number)


                  90 Orville Drive, Bohemia, New York 11716
            ----------------------------------------------------
            (Address of principal executive office and zip code)


                Registrant's telephone number  (516) 567-9500
                                               --------------


ITEM 5.  Other Events
---------------------

                        Post-Merger Financial Results
                    S.E.C. Accounting Series Release 135

      On April 17, 1998, NBTY, Inc. (the "Company" or "NBTY") merged Nutrition Headquarters, Inc., Lee Nutrition, Inc., Brunswick Labs, Inc. and Nutro Labs, Inc. (the "Nutrition Headquarters Group") into a subsidiary of NBTY in a business combination accounted for as a pooling of interests.

      To provide a period that the Company can use to demonstrate that the risk-sharing requirements of pooling-of-interests accounting treatment (as required by the Securities and Exchange Commission), the condensed combined unaudited results of operations for the two month period ended May 31, 1998, which cover at least 30 days of post-merger operations, are being published by the filing of this report.

      The operating results for the two month period ended May 31, 1998 are not necessarily indicative of the results that may be expected for the third quarter ending June 30, 1998 nor for the fiscal year ending September 30, 1998.

      In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for the fair presentation, have been included:


        NBTY, INC. & SUBSIDIARIES CONDENSED FINANCIAL DATA (UNAUDITED)


                                           For the Two Months Ended
                                                 May 31, 1998

          Net sales                              $ 94,408,000

          Net income (a)                         $  5,637,000

          Net income per share (a)(b)
            Basic                                $       0.09
            Diluted                              $       0.08


                                                 May 31, 1998

          Total assets                           $462,107,000
          Total liabilities                      $307,012,000
          Total stockholders' equity             $155,095,000

<Fa>  Includes one-time pre-tax merger related costs of $3,336,000 and a pre-tax gain of $1,575,000 from the sale of a pencil manufacturing division. Without such non-recurring items, basic and diluted net income per share would have been $0.10.

<Fb>  Reflects a three-for-one stock split effective April 4, 1998.


ITEM 7.  Financial Statements and Exhibits
------------------------------------------

      (i) Press release announcing results of operations for the two month period ended May 31, 1998.



                                                       PR NEWSWIRE INVESTORFAX
------------------------------------------------------------------------------

                   NBTY, Inc. Reports April - May Results

      BOHEMIA, N.Y. June 19 /PRNewswire/ -- NBTY, Inc. (Nasdaq: NBTY), today reported condensed results of operations for April and May, 1998 for the purpose of complying with the Securities and Exchange Commission's Accounting Series Release 135.

      For the period beginning April 1, 1998 and ended May 31, 1998, revenues were $94,408,000 and net income was $5,637,000 or $0.08 per diluted share. Net income for the two month period for 1998 includes one-time pre-tax merger related costs of $3,336,000. In addition, a pre-tax gain of $1,575,000 was realized by the sale of a pencil manufacturing division. Without such non-recurring items, net income per diluted share would have been $0.10.

      Included in the condensed financial data is the April 17, 1998 merger of Nutrition Headquarters, Inc., Lee Nutrition, Inc., Brunswick Labs, Inc. and Nutro Labs, Inc. (the "Nutrition Headquarters Group") into a subsidiary of NBTY. Such transaction has been accounted for as a pooling of interests. The revenue and net income amounts set forth below include at least 30 days of combined operations of NBTY and the Nutrition Headquarters Group.

      This information is not necessarily indicative of the results of operations for NBTY's third quarter ending June 30, 1998 nor the fiscal year ending September 30, 1998.

      Net income per share reflects a three-for-one stock split, effective April 4, 1998.

                         NBTY, INC. and SUBSIDIARIES
                          CONDENSED FINANCIAL DATA
                                 (UNAUDITED)

                                           For the Two Months Ended
                                                 May 31, 1998
                                           ------------------------

          Net Sales                              $ 94,408,000

          Net Income (a)                         $  5,637,000

          Net Income per share (a)(b)
            Basic                                $       0.09
            Diluted                              $       0.08


                                                 May 31, 1998
                                                 ------------

          Total Assets                           $462,107,000
          Total Liabilities                      $307,012,000
          Total Stockholders' Equity             $155,095,000

<Fa>  Includes one-time pre-tax merger related costs of $3,336,000 and a pre-tax gain of $1,575,000 from the sale of a pencil manufacturing division. Without such non-recurring items, basic and diluted net income per share would have been $0.10.

<Fb>  Reflects a three-for-one stock split effective April 4, 1998.


SOURCE NBTY, Inc.
      /CONTACT: Harvey Kamil, EVP-CFO of NBTY, 516-244-2020; or Carl Hymans of G.S. Schwartz & Co., 212-725-4500, for NBTY/
      [NBTY]



                                  SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized.



                                       NBTY, Inc.



                                       By: /s/ Harvey Kamil
                                           -----------------------------
                                           Harvey Kamil
                                           Executive Vice President


Dated: June 19, 1998